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                                                                      EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement File Nos. 33-22310, 33-50282, 33-59083, 33-59623, 33-63885, 33-67918, 33-68300, 33-75846,
333-02525, 333-04875, 333-25923, 333-44613, 333-45289, 333-50461, 333-66013,
333-71007, 333-81337, 333-87243, 333-88506 333-90247, 333-46284, 333-55666 and
333-100027 of UnitedHealth Group Incorporated of our report dated January 23, 2003, relating to the consolidated financial statements of UnitedHealth Group Incorporated and Subsidiaries as of and for the year ended December 31, 2002 (which report expresses an unqualified opinion and includes explanatory paragraphs relating to (i) the adoption of a new accounting principle and (ii) the application of procedures relating to certain other disclosures and reclassifications of financial statement amounts related to the 2001 and 2000 consolidated financial statements that were audited by other auditors who have ceased operations and for which we have expressed no opinion or other form of assurance other than with respect to such disclosures and reclassifications) incorporated by reference in this Annual Report on Form 10-K of UnitedHealth Group, Inc. for the year ended December 31, 2002.



/s/ Deloitte & Touche LLP

Minneapolis, Minnesota
March 19, 2003